Thurman Shaw & Co., L.C.
Certified Public Accountants




October 4, 2001


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Space Launches Financing, Inc.

Ladies and Gentlemen:

We have read Item 4 of Space Launches Financing, Inc.'s Form 8-K dated September 4, 2001 (Date of earliest event reported: September 4, 2001), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

/s/ ____________________

Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.